EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77K:
  Changes in Registrant's certifying accountant

EXHIBIT C:
Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT D:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareholders of BlackRock Funds:

In planning and performing our audit of the financial statements of BlackRock Funds (the "Fund") for the year ended September 30, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of
controls.   Generally, controls that are relevant to an audit
pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more internal control components does not reduce to a relatively low level the risk that misstatements caused by errors or fraud in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including control over safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2003.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
November 26, 2003
Philadelphia, PA



EXHIBIT B:
77K - Changes in Registrant's certifying accountant

PricewaterhouseCoopers LLP ("PwC"), Registrant's independent accountants, has been hired as an internal audit supporting service provider by The PNC Financial Services Group, Inc. ("PNC"), the parent company of Registrant's investment adviser and certain other service providers. In order to provide certain contemplated services to PNC and its affiliates in the future which would cause PwC to no longer be independent with respect to Registrant, PwC has, at the request of PNC management, declined to stand for re-election as independent accountants of Registrant after the completion of the fiscal 2003 audit, effective on or about November 30, 2003.

PwC's report on Registrant's financial statements for the fiscal years 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Registrant's Audit Committee approved engaging Deloitte & Touche LLP as the independent accountants to audit Registrant's financial statements for fiscal year 2004. A majority of Registrant's Board of Trustees, including a majority of the independent Trustees, approved the appointment of Deloitte & Touche LLP as Registrant's independent auditors for Registrant's fiscal 2004 audit on November 21, 2003, subject to the right of Registrant, by a majority vote of the shareholders at any meeting called for that purpose, to terminate the appointment without penalty.

For fiscal years 2002 and 2003, and during the subsequent period prior to PwC's declination to stand for re-election, Registrant and PwC have not had any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that either (1) have been resolved to PwC's satisfaction or (2) if not resolved to PwC's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Registrant states that no "reportable events" as defined in Item
304(a)(1)(v) of Regulation S-K existed for fiscal years 2002 and 2003 and during the subsequent period prior to PwC's declination to stand for re-election.

Registrant has not consulted Deloitte & Touche LLP on any accounting matters prior to its engagement.

Pursuant to the requirements of Item 304(a)(3) of Regulation S-K, Registrant has provided a copy of this Item 77K to PwC. PwC has furnished Registrant with a letter addressed to the SEC stating that it agrees with the statements made by Registrant herein. A copy of such letter from PwC is attached hereto as an exhibit.



EXHIBIT C:
FORM 10f-3
THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.Name of Purchasing Portfolio:  BlackRock Core Plus Total Return Portfolio
2. Issuer:    Pulte Homes Inc. (rate-6.375%, due 5/15/33)
3.	Date of Purchase:  5/19/03
4.	Underwriter from whom purchased:  Banc One Capital Markets Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate:
PNC Capital Markets
6.	Aggregate principal amount of purchase (out of total
offering):   $100,000 (total offering:  $400 million)
7.	Aggregate principal amount of purchase by funds
advised by BlackRock (out of total offering):  $20.0 million
8.	Purchase price (net of fees and expenses):  99.446
9.	Date offering commenced:  5/19/03
10.	Offering price at end of first day on which any sales
were made:  99.2084
11.	Have the following conditions been satisfied:

The securities are part of an issue registered under the Securities
Act of 1933, as amended, which is being offered
to the public, or are Eligible Municipal Securities, or are securities sold in an  Eligible Foreign Offering or are securities sold in an Eligible
Rule 144A Offering.   YES

The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the Issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. YES

The underwriting was a firm commitment underwriting. YES

The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same
period.   YES

In respect of any securities other than Eligible Municipal Securities, the Issuer of such securities has been in continuous operation for not less than
three years (including the operations of predecessors).   YES



FORM 10f-3
THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.Name of Purchasing Portfolio: The BlackRock High Yield Bond Portfolio
2. Issuer:   Arch Western Resources  (rate-6.75%, due 7/1/13)
3.	Date of Purchase:  6/19/03
4.	Underwriter from whom purchased:  Citigroup Global Markets Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate:
	PNC Capital Markets
6.	Aggregate principal amount of purchase (out of total
offering):   $2,625,000 (total offering:  $700 million)
7.	Aggregate principal amount of purchase by funds
advised by BlackRock (out of total offering):  $12.0 million
8.	Purchase price (net of fees and expenses):  100.00
9.	Date offering commenced:  6/19/03
10.	Offering price at end of first day on which any sales
were made:  103.125
11.	Have the following conditions been satisfied:

The securities are part of an issue registered under the Securities
Act of 1933, as amended, which is being offered
to the public, or are Eligible Municipal Securities, or are securities sold in an  Eligible Foreign Offering or are securities sold in an Eligible
Rule 144A Offering.   YES

The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the Issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. YES

The underwriting was a firm commitment underwriting. YES


The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same
period.   YES

In respect of any securities other than Eligible Municipal Securities, the Issuer of such securities has been in continuous operation for not less than
three years (including the operations of predecessors).   YES



FORM 10f-3
THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.Name of Purchasing Portfolio: The BlackRock High Yield Bond Portfolio
2. Issuer:   Xerox Corporation  (rate-7.125%, due 6/15/10)
3.	Date of Purchase:  6/19/03
4.	Underwriter from whom purchased:  Deutsche Bank Securities Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate:
	PNC Capital Markets
6.	Aggregate principal amount of purchase (out of total
offering):   $3,000,000 (total offering:  $700 million)
7.	Aggregate principal amount of purchase by funds
advised by BlackRock (out of total offering):  $7,000,000
8.	Purchase price (net of fees and expenses):  100.00
9.	Date offering commenced:  6/19/03
10.	Offering price at end of first day on which any sales
were made:  101.196
11.	Have the following conditions been satisfied:

The securities are part of an issue registered under the Securities
Act of 1933, as amended, which is being offered
to the public, or are Eligible Municipal Securities, or are securities sold in an  Eligible Foreign Offering or are securities sold in an Eligible
Rule 144A Offering.   YES

The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the Issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. YES

The underwriting was a firm commitment underwriting. YES

The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same
period.   YES

In respect of any securities other than Eligible Municipal Securities, the Issuer of such securities has been in continuous operation for not less than
three years (including the operations of predecessors).   YES



FORM 10f-3
THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  BlackRock High Yield Portfolio
2. Issuer:  Standard Pacific Corp. (rate-6.5%, due-8/15/13 )
3.	Date of Purchase:  9/23/03
4.	Underwriter from whom purchased:  Credit Suisse First Boston Corp.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate:
	PNC Capital Markets
6.	Aggregate principal amount of purchase (out of total
offering):   $1.750 million (total offering:  $150 million)
7.	Aggregate principal amount of purchase by funds
advised by BlackRock (out of total offering):  $10.0 million
8.	Purchase price (net of fees and expenses):  100.00
9.	Date offering commenced:  09/23/03
10.	Offering price at end of first day on which any sales
were made:  100.00
11.	Have the following conditions been satisfied:

The securities are part of an issue registered under the Securities
Act of 1933, as amended, which is being offered
to the public, or are Eligible Municipal Securities, or are securities sold in an  Eligible Foreign Offering or are securities sold in an Eligible
Rule 144A Offering.   YES

The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the Issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. YES

The underwriting was a firm commitment underwriting. YES

The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same
period.   YES

In respect of any securities other than Eligible Municipal Securities, the Issuer of such securities has been in continuous operation for not less than
three years (including the operations of predecessors).   YES



FORM 10f-3
THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.Name of Purchasing Portfolio:  BlackRock High Yield Portfolio
2. Issuer:    Medco Health Solutions Inc. (rate-7.25%, due-8/15/13 )
3.	Date of Purchase:  8/7/03
4.	Underwriter from whom purchased:  Citigroup Global Markets Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate:
	PNC Capital Markets
6.	Aggregate principal amount of purchase (out of total
offering):   $1.715 million (total offering:  $500 million)
7.	Aggregate principal amount of purchase by funds
advised by BlackRock (out of total offering):  $4.0 million
8.	Purchase price (net of fees and expenses):  99.195
9.	Date offering commenced:  08/07/03
10.	Offering price at end of first day on which any sales
were made:  99.195
11.	Have the following conditions been satisfied:

The securities are part of an issue registered under the Securities
Act of 1933, as amended, which is being offered
to the public, or are Eligible Municipal Securities, or are securities sold in an  Eligible Foreign Offering or are securities sold in an Eligible
Rule 144A Offering.   YES

The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the Issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. YES

The underwriting was a firm commitment underwriting. YES

The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same
period.   YES

In respect of any securities other than Eligible Municipal Securities, the Issuer of such securities has been in continuous operation for not less than
three years (including the operations of predecessors).   YES



EXHIBIT D:
Item 77Q1(f) - Letter from independent accountants furnished pursuant to sub-item 77K

November 28, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read the statements made by BlackRock Funds (copy attached), which we understand will be filed with the Commission, pursuant to Item 77(k) of Form N-SAR, as part of the Funds' Form N-SAR report for the six-month period ended
September 30, 2003. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

PricewaterhouseCoopers LLP